SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 27, 2006
THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-6747	34-0253990

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

305 Bowman Street, Mansfield, Ohio		44903

(Address of Principal Executive Offices)		(Zip Code)
(419) 755-1011

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS
     On December 27, 2006, The Gorman-Rupp Company issued a news release announcing that its subsidiary Patterson Pump Company had received an approximately $15.0 million order for eight (8) large pumps to be used in New Orleans, Louisiana flood control. This news release is included as Exhibit 99 in this Current Report on Form 8-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ David P. Emmens

David P. Emmens
Corporate Counsel and Secretary
December 28, 2006
EXHIBIT INDEX

Exhibits		Page

99	News Release dated December 27, 2006	3